Exhibit 10.2

ADDENDUM NO. 1

to the SALE AND PURCHASE AGREEMENT

THIS ADDENDUM NO. 1 (“Addendum No. 1”) to the SALE AND PURCHASE AGREEMENT (“Agreement”) is made as of the 23rd day of September, 2010 (the “Addendum Effective Date”), between TESLA and NUMMI.

RECITALS:

A.	Whereas, the parties entered into the Agreement dated August 13, 2010 with respect to Initial Capital Assets; and

B.	NUMMI intends to sell additional assets (“Additional Assets”) to Tesla.

The parties hereby agree as follows:

1.	Sale and Purchase of Additional Assets. Upon the terms and subject to the conditions provided in this Agreement, NUMMI hereby agrees to convey, sell, transfer, and deliver all of NUMMI’s right, title and interest in the Additional Assets to TESLA free and clear of any Liens (as defined in the Agreement), and TESLA hereby agrees to purchase and accept the Additional Assets. As used in this Addendum No. 1, Additional Assets are as follows:

•	Phase 2 Capital Assets specified in Exhibit A to this Addendum No. 1; and

•	Blanking Line Assets and Spare Parts for Blanking Line Assets specified in Exhibit B to this Addendum No. 1; CMM Assets specified in Exhibit C to this Addendum No. 1; and

•	Incidentals specified in Exhibit D to this Addendum No. 1.

2.	Sale Date for Additional Assets. NUMMI shall convey and deliver the Additional Assets to TESLA on the Sale Date. The sale and purchase of the Additional Assets shall be subject to the terms and conditions set forth herein. The parties agree that NUMMI will cease from and after the Addendum Effective Date any further marketing activity or negotiations with third parties with respect to the Additional Assets.

3.	Purchase Price of Additional Assets.

3.1.	Installment Payment for Additional Assets. Conveyance of the Assets shall be by Bill of Sale substantially in the form of Bill of Sale attached as Exhibit A to the Agreement. The aggregate purchase price (“Purchase Price”) for the Additional Assets shall be $1,540,735.14, which purchase price shall also be stated in a separate Bill of Sale attached as Exhibit B to the Agreement to be delivered by NUMMI to TESLA on the Sale Date. The Purchase Price will be delivered to NUMMI in two (2) installments, each by wire transfer of immediately available funds as follows:

(a)	30% non-refundable initial deposit within three (3) days after the Addendum Effective Date; and

(b)	70% on the Sale Date as defined in the Agreement.

4.	Applicable Terms. This Addendum No. 1 shall be incorporated into, and be a part of the Agreement. Unless otherwise specified in this Addendum No. 1, all terms regarding Initial Capital Assets and set forth in the Agreement will apply to Additional Assets. The Exhibit attached to this Addendum No. 1 are incorporated herein by reference and made a part hereof. All other terms in the Agreement will remain in full force and effect, except that NUMMI does not represent that the CMM Assets were in good working condition as of April 1, 2010 when NUMMI ceased production. For purposes of the CMM Assets only, NUMMI represents, and TESLA agrees, that the CMM Assets are in good working condition as of the Addendum Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 1 as of the date first above written.

TESLA MOTORS, INC.,

By:	/s/ Diarmuid O’Connell

Print Name:	Diarmuid O’Connell

Title:	VP, Business Development

NEW UNITED MOTOR MANUFACTURING, INC.

By:	/s/ Jeffrey Beard

Print Name:	Jeffrey Beard

Title:	Chief Transaction Officer

[Exhibits A, B, C and D have been omitted but will be furnished supplementally to the

Securities and Exchange Commission upon request.]